Exhibit 4.7

UTSTARCOM, INC.
(a Delaware corporation)
           Shares of Common Stock

UNDERWRITING
AGREEMENT

Dated:

i

UTSTARCOM, INC.

(a Delaware corporation)

12,100,000 Shares of Common Stock

(Par Value $.00125 Per Share)

UNDERWRITING AGREEMENT

BANC OF AMERICA SECURITIES LLC	January 8, 2004

600 Montgomery Street
San Francisco, California  94111
     As Representative of the several Underwriters

Ladies and Gentlemen:

UTStarcom, Inc., a Delaware corporation (the “Company”), confirms its agreement with Banc of America Securities LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc of America Securities LLC is acting as representative (in such capacity, the “Representative”), with respect to the (i) issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the 12,100,000 shares of Common Stock, par value $.00125 per share, of the Company (“Common Stock”) and (ii) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase, acting severally and not jointly, all or any part of 1,815,000 additional shares of Common Stock to cover over-allotments, if any.  The aforesaid 12,100,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,815,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-107723) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), including a prospectus relating to the Common Stock (the “Basic Prospectus”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).   Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended as of the date of this Agreement, and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as defined in Section 2(c) hereof), is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

As used herein, the term “Final Prospectus” means the final prospectus supplement to the Basic Prospectus relating to the Securities in the form first used to confirm sales of the Securities, together with the Basic Prospectus and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act .  For purposes of this Agreement, all references to the Registration Statement, the Basic Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated,” “disclosed,” “set forth,” or “described” in the Registration Statement or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement as of the effective date of the Registration  Statement or the date of the Basic Prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus or the Final Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, the Basic Prospectus or the Final Prospectus, as the case may be.

Section 1.  Representations and Warranties.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any amendments or supplements were issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Final Prospectus.

The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Final Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Final Prospectus, at the time the Registration Statement became effective, at the time the Final Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)                               Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations; each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in China with a reconciliation to GAAP in the United States; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences; and (E) each of the Company and its subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of combined financial statements in accordance with Chinese GAAP, with a reconciliation thereof to U.S. GAAP.

(iv)                              Financial Statements.  The financial statements included in the Registration Statement and the Final Prospectus, together with the related schedules and notes present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with U.S. GAAP the information required to be stated therein.  The selected financial data, the summary financial information and all other financial data or information included in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The consolidated statements of net assets of CommWorks, an operating segment of 3Com Corporation (“CommWorks”), as of February 28, 2003 and May 31, 2002 and the related consolidated statements of revenues and direct expenses for the nine months ended February 28, 2003 and the years ended May 31, 2002 and June 1, 2001, present fairly the net assets of CommWorks at the dates indicated and the related revenues and direct expenses of CommonWorks for the periods specified, in conformity with U.S. GAAP.  The pro forma financial statements and the related notes thereto included in the Registration Statement and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock at any time.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of Subsidiaries.  The entities listed on Schedule C hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”) are the only significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) of the Company, and each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non–assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; with respect to each Subsidiary, none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive rights of any securityholder of the Subsidiary pursuant to the Subsidiary’s charter documents or applicable law or any agreement or instrument to which the Subsidiary is a party or by which the Subsidiary is bound which has not otherwise been waived by such securityholder.

(viii)                        Capitalization.  The authorized, issued and outstanding capital stock of the Company, as of September 30, 2003, is as set forth in the Final Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans disclosed or incorporated by reference in the Final Prospectus or pursuant to the exercise of convertible securities, warrants or options disclosed or incorporated by reference in the Final Prospectus).  The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of any preemptive rights of any securityholder of the Company pursuant to the Company’s Certificate of Incorporation or Bylaws or applicable law or any agreement or instrument to which the Company is a party or by which the Company is bound which has not otherwise been waived by such securityholder.

(ix)                                Authorization of Agreement and Registration Statement.  This Agreement has been duly authorized, executed and delivered by the Company.  The Registration Statement and the Final Prospectus and the filing of the Registration Statement and the Final Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly signed by and on behalf of the Company pursuant to such authorization.

(x)                                   Authorization and Description of Securities.  Any Option Securities purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Final Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive rights of any securityholder of the Company pursuant to the Company’s Certificate of Incorporation or Bylaws or applicable law or any agreement or instrument to which the Company is a party or by which the Company is bound which has not otherwise been waived by such securityholder.

(xi)                                Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its articles, charter, by laws or similar organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles, charter, by-laws, as applicable, of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to the Company of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xii)                             Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xiii)                          Absence of Proceedings.  Other than as set forth in the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any company or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xiv)                         Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xv)                            Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any existing facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or, conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)                         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities or the consummation of the transactions contemplated herein, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xvii)                      Possession of Licenses and Permits.  Except as otherwise stated in the Final Prospectus and the Registration Statement, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including the People’s Republic of China (“PRC”) State Council, the PRC Ministry of Information Industry, the State Development Planning Commission, the State Economic Trade Commission, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Foreign Commerce (“MOC”), the Ministry of Land and Resources, the State Administration of Foreign Exchange (“SAFE”), the General Administration of Customs, the relevant Posts and Telecommunications Administrations (“PTA”) and the relevant Commodity Pricing Administration Bureau) necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii)                   Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Final Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Final Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xix)                           Repatriation of Dividends and Other Distributions.  All dividends and other distributions declared and payable on the equity or other interests in each of the Subsidiaries may, under the laws and regulations of the PRC, be paid to the Company and may be converted into foreign currency that may be freely transferred out of the PRC, and except as disclosed in the Registration Statement and the Final Prospectus, all such dividends and distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be so paid without the necessity of obtaining any governmental authorization, whether local, provincial or national, in the PRC.

(xx)                              PRC Taxes.  Other than as described in the Final Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company to the PRC or any political subdivision or taxing authority thereof or therein in connection with the issuance, sale and delivery of the Securities or the execution, delivery and performance of this Agreement.  No stamp or other issuance or transfer taxes or duties and no capital gains, income or withholding other taxes are payable by or on behalf of the Underwriters to the PRC or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery of the Securities to the Underwriters or by the Underwriters to the initial purchasers thereof, or the execution, delivery and performance of this Agreement.

(xxi)                           Taxes.  Each of the Company and its subsidiaries has filed all reports or filings required thereof for taxation purposes, including those required by the PRC or any political subdivision thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.

(xxii)                        Sovereign Immunity.  Under the laws of the PRC, neither the Company nor any of its subsidiaries, or any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of judgment or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(xxiii)                     Choice of Law.  Under the laws of the PRC, the courts of the PRC recognize and give effect to the choice of law provisions set forth herein and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement, provided that the judgment (A) was not obtained by fraud; (B) was final and conclusive; (C) in the opinion of the relevant PRC court after the review of such judgment pursuant to international treaties concluded or acceded to by the PRC government or in accordance with the principle of reciprocity, or otherwise in accordance with the Civil Procedure Law of the PRC, did not contradict the basic principles of PRC law; and (D) in the opinion of the relevant PRC court after its review of such judgment pursuant to international treaties concluded or agreed to by the PRC government or in accordance with the principle of reciprocity, or otherwise in accordance with the Civil Procedure Law of the PRC, did not violate state sovereignty, security or public interest.

(xxiv)                    Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)                       Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) the Company is not aware of any events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private of or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvi)                    Foreign Corrupt Practices Act.  Neither the Company, any of its subsidiaries, nor any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of the Company or any of its subsidiaries, has done any act or authorized, directed or participated in any act, in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applied to such entity or person.

(xxvii)                 Registration Rights.  Except as described in the Registration Statement or as have been waived in writing, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

Section 2.  Sale and Delivery to Underwriters; Closing.

(a)                        Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule D, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)                       Option Securities.  In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,815,000 shares of Common Stock at the price per share set forth in Schedule D, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                        Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 1080 Marsh Road, Menlo Park, CA 94025, or at such other place as shall be agreed upon by the Representative and the Company at 6:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and/or the Option Securities, if any, which it has agreed to purchase.  Banc of America Securities LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                       Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

Section 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                        Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Basic Prospectus or any amended Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the

Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of Final Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Final Prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company will prepare and file with the Commission the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative (which approval shall not be unreasonably withheld or delayed) in order for the Underwriters to exercise the over-allotment option granted to them pursuant to Section 2(b) hereof.

(b)                       Filing of Amendments.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the Basic Prospectus included in the Registration Statement at the time it became effective or to the Final Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c)                        Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                       Delivery of Prospectuses.  The Company will furnish to each Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                        Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                          Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                       Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                       Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Final Prospectus under “Use of Proceeds.”

(i)                           Listing.  The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(j)                           Restriction on Sale of Securities.  During a period of 90 days from the date of the Final Prospectus (the “Lockup Period”), the Company will not, without the prior written consent of Banc of America Securities LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or publicly disclose the intention to do any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Final Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Final Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with acquisitions (by purchase, merger or otherwise) of other entities (or substantially all of the assets or operations of other entities) if the recipients of such securities each executes a lockup agreement with Banc of America Securities LLC in form and substance substantially similar to the lockup set forth in this Section 3(i), or (F) any filing of any registration statement on Form S-8 under the 1933 Act.

(k)                        Reporting Requirements.  The Company, during the period when Final Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                           No Amendment of 10b5-1 Plans.  During the Lockup Period, the Company will not permit the amendment of any 10b5-1 Plan unless such amendment does not become effective until after the expiration of Lockup Period.  For purposes of this Agreement, a “10b5-1 Plan” is a contract adopted prior to the date hereof under Rule 10b5-1 under the Exchange Act between the Company and any of its executive officers or directors, a copy of which has been provided to Banc of America Securities LLC.

Section 4.  Payment and Expenses.

(a)                        Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of the Final Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities,

(x) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

(b)                       Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                        Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Final Prospectus shall have been filed with the Commission in accordance with Rule 424(b).

(b)                       Opinion of Counsel for the Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Company substantially in the form attached hereto as Exhibit A.

(c)                        Opinion of PRC Counsel for the Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Jun He Law Offices, PRC counsel for the Company, in form and substance satisfactory to the Representative and counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect that:

(i)                                     Each of UTStarcom China, Ltd. and UTStarcom Telecom Co., Ltd. (each, a “PRC Subsidiary” and collectively the “PRC Subsidiaries”) has been duly organized and is validly existing and duly qualified as a foreign investment enterprise with limited liability under PRC law, and its business license is in full force and effect; each has full power and authority (corporate and other) and has all consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court, governmental agency or body having jurisdiction over it or any of its properties required for the ownership or lease of property by it and the conduct of its business, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business as described in the Final Prospectus; each of the Company and the PRC Subsidiaries can sue and be sued in its own name under the laws of the PRC;

(ii)                                  The Company, as a foreign corporation for transaction of business in the PRC, has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with all governmental agencies to own, use or lease its properties and conduct business as described in the Final Prospectus;

(iii)                               The equity interests of the Company in each of the PRC Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are legally owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; no additional governmental approval or authorization of or filing with any governmental agency is required under PRC law for the ownership by the Company of its equity interests in each of the PRC Subsidiaries, except the approval from or registration with the relevant governmental authorities, including, without limitation, the relevant local branches of the Ministry of Commerce (“MOC”), the State Administration of Industry and Commerce (“SAIC”), the State Administration for Foreign Exchange (“SAFE”), the State Administration of Taxation and the General Administration of Customs, which has been obtained and is in full force and effect; the liability of the Company in respect of its equity interests in each of the PRC Subsidiaries is limited to its investment therein;

(iv)                              Based on our general review of the title documents and without independent check or verification thereof, the PRC Subsidiaries have valid title to, or valid leasehold interests in, all of their material real and personal property owned by them, in each case free and clear of all liens, encumbrances, third party rights or interests, defects or any other restrictions except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by them; and any real property and buildings held under lease by the PRC Subsidiaries are held by them under valid and enforceable leases in full force and effect, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by them;

(v)                                 To the best of our knowledge and other than as set forth in the Final Prospectus, there are no pending actions, suits or proceedings by or before any court or governmental agency, authority or body or any arbitrator in the PRC to which any of the Company, the PRC Subsidiaries is a party or of which any property of the Company, the PRC Subsidiaries is subject which, if determined adversely to the Company, the PRC Subsidiaries, would individually or in the aggregate result in any material adverse change or any event involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of our knowledge, no such actions, suits or proceedings are threatened or contemplated;

(vi)                              The issue and sale of the Securities to be sold by the Company and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which any of the PRC Subsidiaries is a party or by which any of the PRC

Subsidiaries is bound or to which any of the property or assets of the PRC Subsidiaries is subject, nor will such action result in any violation of the provisions of articles of association or business licenses of any of the PRC Subsidiaries or any law or statute or any order, rule or regulation known to us of any governmental agency having jurisdiction over the PRC Subsidiaries or any of their properties;

(vii)                           No governmental authorization, approval or consent of or filing with any governmental agency is required under PRC law for the consummation by the Company of the transactions contemplated by this Agreement;

(viii)                        Except as described in the Registration Statement or the Final Prospectus or as incorporated by reference therein, the PRC Subsidiaries have all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with all governmental agencies to own, lease, license and use their properties and assets and conduct their business as described in the Final Prospectus.  Except as described in the Final Prospectus, neither the Company nor any of the PRC Subsidiaries has any reason to believe that the Ministry of Information Industry or any other regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and each of the Company, the PRC Subsidiaries is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects;

(ix)                                To the best of our knowledge, none of the PRC Subsidiaries is in violation of its constituent documents (including, without limitation, articles of association) or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; the business and operations conducted by the PRC Subsidiaries are in compliance with any PRC laws and regulations applicable to the PRC Subsidiaries;

(x)                                   Current PRC laws and regulations permit foreign investment in the telecommunications services industry, subject to certain ownership and geographic restrictions.  After due inquiry, we have no legal basis to form an opinion that any of the Subsidiaries invests in, operates, or participates in the operation of, any telecommunications services in the PRC as restricted by current PRC laws and regulations;

(xi)                                All necessary licenses, approvals, certificates or permits for the connection of products to telecommunications networks within the PRC have been duly obtained for each of the products of the Company and the PRC Subsidiaries sold, distributed and marketed in the PRC for which such licenses, approvals, certificates or permits are required, except such as described in the Final Prospectus;

(xii)                             The statements set forth in the Final Prospectus under the captions “Risk Factors” to the extent such statements relate to matters of PRC law or regulation or to the provisions of documents therein described, are fair summaries of such matters and are correct in all material respects;

(xiii)                          No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC or to any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or (ii) the sale and delivery outside the PRC by the Underwriters of the Securities to the initial purchasers thereof in the manner contemplated in this Agreement;

(xiv)                         The entering into, performance and enforcement of this Agreement in accordance with its terms and conditions will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations of the PRC by reason of entering into, performance or enforcement of this Agreement;

(xv)                            All dividends and other distributions declared and payable upon the equity interests in the PRC Subsidiaries to the Company may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Registration Statement and the Final Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC and, except as disclosed in the Registration Statement and the Final Prospectus, are otherwise free and clear of any other tax, withholding or deduction under PRC law, in each case without the necessity of obtaining any governmental approval or authorization in the PRC, except such as have been obtained;

(xvi)                         The Company’s stock option, stock purchase and other similar plans (including the plans of the Company’s subsidiaries and acquired Companies) and the sale, issuance and grant of any securities under any of the aforementioned plans to the date hereof, to the extent applicable to employees of any of the PRC Subsidiaries, do not violate any provisions of the foreign exchange laws and regulations of the PRC or any other applicable PRC laws and regulations, provided that any payment made under any of the aforementioned plans by any PRC citizen has been accepted in a cashless manner;

(xvii)                      Under the applicable PRC tax law, UTStarcom (China), Ltd. is entitled to reduced taxes at the rate of 10% in 2003.  UTStarcom Telecom Co., Ltd. is entitled to reduced taxes at the rate of 15% in 2003; to the best of our knowledge, we are not aware of any event or  circumstance which may result in such rates being invalid or ineffective or capable of being revoked;

(xviii)                   Insofar as matters of the law of the PRC are concerned, the Registration Statement and the filing of the Registration Statement with the Commission has been duly authorized by and on behalf of the Company, and the Registration Statement has been executed pursuant to such authorization by or on behalf of the Company;

(xix)                           Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, except for those referred to in the opinion in subsection (xii) of this opinion, nothing has come to our attention that led us to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the later date of the Closing Time and the last Date of Delivery (other than the financial statements, as to which we need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, insofar as they relate to matters of PRC laws and regulations and the provisions of the documents entered into by each of the Company and the PRC Subsidiaries in connection with the business conducted by each of them in the PRC, not misleading or that, as of its date, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to the later date of the Closing Time and the last Date of Delivery (other than the financial statements and related schedules therein, as to which we need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, insofar as they relate to matters of PRC laws and regulations and the provisions of the documents entered into by each of the Company and the PRC Subsidiaries in connection with the business conducted by each of them in the PRC, in the light of the circumstances under which they were made, not misleading or that, as of the later date of the Closing Time and the last Date of Delivery, the Registration Statement, the Final Prospectus or any further amendment or supplement thereto made by the Company prior to such date (other than the financial statements and related schedules therein as to which we need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, insofar as they relate to matters of PRC laws and regulations and the provisions of the documents entered into by each of the Company and the PRC Subsidiaries in connection with the business conducted by each of them in the PRC, in the light of the circumstances under which they were made, not misleading;

(xx)                              Except as described in the Final Prospectus, insofar as matters of PRC laws and regulations are concerned, each of the Company and the PRC Subsidiaries owns, possesses, or otherwise has the right to use, and has made all necessary registration and applications with all governmental agencies to own, possess and use, the Intellectual Property necessary to carry on the business currently operated by it and as described in the Final Prospectus, and to the best of our knowledge, has not received any notice of infringement or conflict with asserted rights of others with respect to any such intellectual property rights that, if determined adversely to the Company or any of the PRC Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(d)                       Opinion of Counsel for the Underwriters.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, and such counsel shall have received or been permitted access to such papers and information as they may reasonably request to enable them to give such opinion.

(e)                        Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) to the knowledge of such officers, based on due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted by the Commission.

(f)                          Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.

(g)                       Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(h)                       Lockup Agreements.  At Closing Time, the Representative shall have received an agreement substantially in the form of Exhibit B hereto from each of the Company’s directors and executive officers, each of whom is listed in Schedule E, and an agreement substantially in the form of Exhibit C hereto from SOFTBANK America, Inc.

(i)                           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct in all material respects as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof  remains true and correct as of such Date of Delivery;

(ii)                                  Opinion of Counsel for the Company.  The favorable opinion of Shearman & Sterling LLP, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of PRC Counsel for the Company.  The favorable opinion of Jun He Law Offices, PRC counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Opinion of Counsel for the Underwriters.  The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be proposed on such Date of Delivery and otherwise to the same effect as the opinion required Section 5(d) hereof.

(v)                                 Bring-down Comfort Letter.  A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(j)                           Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(k)                        Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

Section 6.  Indemnification.

(a)                        Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of a single counsel chosen by Banc of America Securities LLC), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or the Final Prospectus.

(b)                       Indemnification of the Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment thereto) or the Final Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Final Prospectus.

(c)                        Actions Against Parties.  Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to subsection (a) above, counsel to the indemnified parties shall be selected by Banc of America Securities LLC, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                       Settlement Without Consent If Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a)(ii) and 6(b)(ii) above effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or an behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

Section 9.  Termination of Agreement.

(a)                        Termination; General.  The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, China or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) if a banking moratorium has been declared by Federal or New York or PRC authorities, (v) if a change or development involving a prospective change in United States or PRC taxation affecting the Company or the Securities or the transfer thereof or the imposition of exchange controls by the United States or any change or development involving a prospective change in the PRC exchange controls would materially and adversely affect the financial markets or the market for the Securities and other equity securities, or (vi) if the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Date of Delivery on the terms and in the manner contemplated in this Agreement and the Final Prospectus.

(b)                       Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

Section 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall, within 24 hours thereafter, make arrangements for one or more of the non-defaulting Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24 hour period, then:

(a)                        if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

(b)                       if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time.  The non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any , of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities at the Delivery Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representative or (ii) the Company together shall have the right to postpone Closing Time and the Company shall have the right to postpone the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11.  Default by the Company.

(a)                        If the Company shall fail at Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section 11(a) shall relieve the Company from liability, if any, in respect of such default.

(b)                       If the Company shall fail at a Date of Delivery to sell the number of Option Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section 11(b) shall relieve the Company from liability, if any, in respect of such default.

Section 12.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, attention Nicholas Ganz, with a copy to Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California 94025, attention of Alan Denenberg; and notices to the Company shall be directed to it at UTStarcom, Inc., 1275 Harbor Bay Parkway, Suite 100, Alameda, California 94502, attention of Hong Lu, with a copy to Shearman & Sterling LLP, 1080 Marsh Road, Menlo Park, California 94025, attention of Carmen Chang.

Section 13.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.  Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15. The Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 16.   Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 17.  No Other Agreements.  The parties hereto acknowledge that this agreement represents the sole understanding and agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements that may have existed.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

UTSTARCOM, INC.

By:	/s/ Michael Sophie
	Name:	Michael Sophie
	Title:	Senior Vice President of Finance & Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:

By:	/s/
Authorized Signatory

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Banc of America Securities LLC	12,100,000

Total
12,100,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to be Sold
Company	12,100,000	1,815,000

Sch B-1

SCHEDULE C

List of Significant Subsidiaries

Name	Jurisdiction of Incorporation	% Ownership
UTStarcom (China) Co., Ltd.	China	100%
UTStarcom Telecom Co., Ltd.	China	100%
Hangzhou Starcom Telecom Co., Ltd.	China	100%
Universal Communication Technology (Hangzhou) Co., Ltd.	China	49%
UTStarcom Hong Kong, Ltd.	Hong Kong	100%
UTStarcom Japan KK	Japan	100%

Sch C-1

SCHEDULE D

UTSTARCOM, INC.

           Shares of Common Stock

(Par Value $.00125 Per Share)

The purchase price per share for the Securities to be paid by the several Underwriters shall be $39.25; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch D-1

SCHEDULE E

List of Directors and Executive Officers

Directors:

Hong Liang Lu	Chairman
Ying Wu	Director
Masayoshi Son	Director
Thomas J. Toy	Director
Betsy Atkins	Director
Larry Horner	Director

Executive Officers:

Hong Liang Lu	President, Chief Executive Officer and Chairman of the Board
Michael Sophie	Senior Vice President of Finance, Chief Financial Officer and Assistant Secretary
Ying Wu	Vice Chairman, Chairman and Chief Executive Officer of China Operations
Johnny Chou	Executive Vice President and President and Chief Operating Officer of China Operations
Gerald Soloway	Senior Vice President, Engineering
William Huang	Senior Vice President and Chief Technology Officer
Howard Kwock	Vice President, Engineering

Other:

David Robison

Sch E-1

EXHIBIT A

Form of Opinion of Counsel for the Company

(i)                                     The Company is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(ii)                                  The Company is qualified as a foreign corporation to transact business and is in good standing in California.

(iii)                               The authorized capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” and the Company’s Common Stock conforms as to legal matters to the description thereof contained in the Prospectus.

(iv)                              The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive rights under the Company’s Certificate of Incorporation or Bylaws, the General Corporation Law of the State of Delaware or, to our knowledge, any agreement or instrument described in or referred to in the Registration Statement.

(v)                                 The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(vi)                              To our knowledge, and without inquiring into dockets of any court, commission, regulatory body, administrative agency or other governmental body, and other than as set forth in, or incorporated by reference into, the Prospectus, in the United States, there is not pending or threatened any legal or governmental proceedings to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any U.S. court or governmental agency or body, which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(vii)                           To our knowledge, no consent, approval, authorization or order of or qualification with any United States federal, New York State court or California State court, governmental agency or body is required for the performance by the Company of its obligations under the Underwriting Agreement, except such consents, approvals, authorizations, orders or qualifications as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which we express no opinion).

(viii)                        The execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares pursuant to the Underwriting Agreement and the performance by the Company of the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the Certificate of Incorporation or Bylaws of the Company, (B) to our knowledge, any material U.S. law, statute, rule, regulation or order customarily applicable to transactions of this nature or any judgment, order, writ or decree known to us of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or (C) any agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries is bound or to which any of the properties of the Company or its subsidiaries is subject, and which agreement or instrument is included as an exhibit filed pursuant to Item 601(b)(4) and 601(b)(10) of Regulation S-K to the Registration Statement, or which is listed on Exhibit A hereto.

(ix)                                Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to us between the Company and any person granting such person the right to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(x)                                   The statements set forth in the Prospectus under the captions “Description of Common Stock” and “Underwriting” (except for such statements provided in such section by the Underwriters) insofar as such statements constitute a summary of matters of legal matters or documents referred to therein, fairly summarize such information in all material respects.

(xi)                                The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(xii)                             Subject to certain limitations set forth in this opinion, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xiii)                          We further advise you that subject to the limitations set forth in this opinion, on the basis of the information we gained in the course of performing the services referred to above no facts came to our attention which gave us reason to believe that (i) the Registration Statement (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus (other than the financial statements and other financial data contained or incorporated by reference therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B

Form of Lockup Agreement for Directors and Executive Officers

B-1

EXHIBIT C

Form of Lockup Agreement for SOFTBANK America, Inc.

C-1

EXECUTION COPY

CONFIDENTIAL

UTSTARCOM, INC.

(a Delaware corporation)

12,100,000 Shares of Common Stock

AMENDMENT NO. 1 TO

UNDERWRITING AGREEMENT

Dated: January 14, 2004

AMENDMENT NO. 1 TO

UNDERWRITING AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Underwriting Agreement dated January 8, 2004 (the “Original Agreement”) by and between UTStarcom, Inc. (the “Company”) and Banc of America Securities LLC (the “Representative” or the “Underwriter”) is made and entered into as of January 14, 2004 by and between the Company and the Underwriter.

WHEREAS, pursuant to the Original Agreement, the Representative proposed to make a public offering of the Securities as soon as the Representative deemed advisable;

WHEREAS, as of the Closing Time, the Representative has not made a public offering of the Securities or determined a public offering price (or method of such determination) for the Securities;

WHEREAS, in accordance with the foregoing, the Company and the Representative wish to amend the Original Agreement (as amended pursuant to this Amendment, the “Amended Agreement”) in accordance with this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend the Original Agreement as follows:

Section 1.  Definitions.  (a)        Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement.  Capitalized terms defined in the preamble to this Amendment or in the recitals hereto shall have the meanings assigned to such terms in such preamble or recitals.

(b)                                 For purpose of the Amended Agreement, (i) the term “Final Prospectus”, to the extent such term is used in the Original Agreement in Section 1, in paragraph (j) of Section 3 and in paragraphs (b), (c), (d), (e), (f), (g) and (1) of Section 5, in each case shall be deemed as of, or at, the Closing Time (but not as of the Bring-down Date or any Date of Delivery) to be the form of Final Prospectus attached hereto as Exhibit A as delivered by the Company to the Underwriter on the date hereof, together with the Basic Prospectus and including the documents that would be incorporated by reference pursuant to Item 12 of Form S-3 under the 1933 Act therein if such Final Prospectus were first used to confirm sales of Securities on the date hereof, and (ii) at all other times (including the Bring-down Date and any Date of Delivery), the term “Final Prospectus” shall have the meaning ascribed to such term in the Original Agreement.

(c)                                  “Bring-down Date” shall mean a date to be mutually agreed between the Underwriter and the Company, provided that such date (i) shall not be later than the third business day following the receipt of the notice from the Underwriter specified in Section 7 of this Amendment and (ii) shall not occur after July 14, 2004.

Section 2.  Representations and Warranties.  (a)                         Reference is made to the following language at the beginning of Section 1 of the Original Agreement:

“The Company represents and warrants to each Underwriter, as of the Closing Time referred to in Section 2(c) hereof and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:”

The foregoing language shall be deleted from the Original Agreement and replaced in its entirety with the following language:

“The Company represents and warrants to the Underwriter, as of the Closing Time referred to in Section 2(c) hereof, as of the Bring-down Date and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:”

(b)                                 Paragraphs (i) and (ii) of Section 1 shall be deleted from the Original Agreement and replaced in their entirety as follows:

“(i)                               Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, at the Closing Time, at January 8, 2004, at the issue date of the Final Prospectus and at the Bring-down Date (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and 1933 Act Regulations (other than, at the Closing Time, the omission of pricing-related information) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than, at the Closing Time, the omission of pricing-related information).  Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any amendments or supplements are issued, at the Closing Time, at January 8, 2004 and at the Bring-down Date (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, at the Closing Time, the omission of pricing-related information).  The representations and warranties in this subsection shall not

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apply to statements in or omissions from the Registration Statement or the Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or the Final Prospectus.

The prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or to be filed pursuant to Rule 424 under the 1933 Act, complied, or will comply, when so filed in all material respects with the requirements of the 1933 Act the 1933 Act Regulations and the Final Prospectus to be delivered to the Underwriters for use in connection with this offering will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Final Prospectus, at the time of Registration Statement became effective, at the time the Final Prospectus was issued, at the Closing Time, at January 8, 2004 and at the Bring-down Date (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.”

(c)                                  All other paragraphs of Section 1 of the Original Agreement, except as aforesaid, shall otherwise remain unchanged in the Original Agreement.

Section 3.  Covenants of the Company.  (a) Paragraph (a) of Section 3 of the Original Agreement is deleted and replaced in its entirety with the following:

“(a)                            Compliance with Securities Regulations and Commission Request.  The Company, subject to Section 3(b), will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Basic Prospectus or any amended Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  Upon notice from the Representative of the Representative’s determination of a public offering price of the Securities (or a method for determining the same) or the Representative’s first use of the Final Prospectus

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after effectiveness in connection with a public offering or sale of the Securities, the Company will promptly file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of Final Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Final Prospectus.  The Final Prospectus filed pursuant to Rule 424(b) shall reflect the pricing related information and plan of distribution as advised to the Company by the Representative.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company has prepared and filed with the Commission the Rule 462(b) Registration Statement in order for the Underwriters to exercise the over-allotment option granted to them pursuant to Section 2(b) hereof.”

(b)                                 Paragraph (e) of Section 3 of the Original Agreement is deleted and replaced in its entirety with the following:

“(e)                            Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request; provided however that the Company may suspend such obligation to comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations and to prepare and file any such amendment or supplement for a period not to exceed an aggregate of 45 days in any 90-day period or an aggregate of 60 days in any 180-day period if the Board of Directors of the Company, or the Chief Executive Officer or the Chief Financial Officer of the Company, shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best

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interest of the Company to suspend such obligation, and prior to suspending such obligation the Company provides the Representative with written notice at least two hours in advance of such suspension, which notice need not specify the nature of the event giving rise to such suspension; provided further, however, that the Company may not suspend such obligation until after February 13, 2004.  The Company agrees to use its reasonable best efforts to end the suspension period referred to in this Section 3(e) as promptly as practicable.”

(c)                                  Paragraph (j) of Section 3 of the Original Agreement is deleted and replaced in its entirely with the following:

“(j)”                         Restriction on Sale of Securities.  During the period from (and including) January 8, 2004 through (and including) April 7, 2004 (the “Lockup Period”), the Company will not, without the prior written consent of Banc of America Securities LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or publicly disclose the intention to do any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence or ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivered of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of security outstanding on the date hereof and referred to in the Final Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Final Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) any shares of Common Stock or securities convertible into or exchangeable for Common Stock issued in connection with acquisitions (by purchase, merger or otherwise) of other entities (or substantially all of the assets or operations of other entities) if the recipients of such securities each executes a lockup agreement with Banc of America Securities LLC in form and substance substantially similar to the lockup set forth in this Section 3(i), or (F) any filing of any registration statement on Form S-8 under the 1933 Act.”

Section 4.  Conditions.  (a)                            The Underwriter hereby waives, as of the date of this Amendment, the conditions contained in (i) the last sentence of paragraph (a) of Section 5 of the Original Agreement and (ii) the second sentence of the third paragraph of the Original Agreement.  The foregoing waivers shall have no effect on the Company’s obligation, pursuant to the Amended Agreement, to file the Final Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations in accordance with the terms of the Amended Agreement.

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(b)                                 Paragraphs (f) and (g) of Section 5 of the Original Agreement are deleted and placed in their entirety with the following:

“(f)                              Accountants’ Comfort Letters.  At January 8, 2004, the Representative shall have received from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.

(g)                                 Bring-down Comfort Letters.  At Closing Time, the Representative shall have received from each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.”

(c)                                  The following paragraph shall be inserted at the end of Section 5 of the Original Agreement as paragraph (l):

“Opinion of General Counsel of the Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Russell L. Boltwood, General Counsel of the Company, substantially in the form attached hereto as Exhibit D.”

The form of opinion of Mr. Boltwood referred to in Section 5(l) of the Amended Agreement is attached to this amendment as Schedule l.

Section 5.  Additional Covenants of the Company.  In addition of the covenants in the Original Agreement, as amended by this Amendment, the Company covenants with the Underwriter as follows:

On the Bring-down Date (provided that the Bring-down Date occurs on or before July 14, 2004), the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct in all material respects as of the Bring-down Date and, at the Bring-down Date, the Company shall cause the Representative to receive:

(a)                                  Officers’ Certificate.  A certificate, dated the Bring-down Date, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) of the Original Agreement remains true and correct as of the Bring-down Date.

(b)                                 Opinion of Counsel for the Company.  The favorable opinion of Shearman & Sterling LLP, counsel for the Company, dated the Bring-down Date to the same effect as the opinion required by Section 5(b) of the Original Agreement.

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(c)                                  Opinion of PRC Counsel for the Company.  The favorable opinion of Jun He Law Offices, PRC counsel for the Company, dated the Bring-down Date to the same effect as the opinion required by Section 5(c) of the Original Agreement.

(d)                                 Opinion of Counsel for the Underwriters.  The favorable opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Bring-down Date to the same effect as the opinion required Section 5(d) of the Original Agreement.

(e)                                  Bring-down Comfort Letter.  A letter form each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP, in form and substance satisfactory to the Representative and dated the Bring-down Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) of the Original Agreement, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to the Bring-down Date.

(f)                                    Opinion of General Counsel of the Company.  The favorable opinion, dated the Bring-down Date, or Russell L. Boltwood, General Counsel of the Company to the same effect as the opinion required by Section 5(1) of the Original Agreement, as amended by this Amendment.

(g)                                 Additional Documents.  At the Bring-down Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in the Original Agreement, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in the Original Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as contemplated in the Original Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(h)                                 References to the Final Prospectus.  For purposes of the certificates, opinions and comfort letters to be provided on the Bring-down Date, “Final Prospectus”, when such term is used with respect to the Bring-down Date, shall have the meaning ascribed to such term in Section 1(b)(ii) of this Amendment.

Section 6.  Representations Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Amendment, the Original Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

Section 7.  Representations and Warranties and Agreements of the Underwriter.  The Underwriter represents and warrants to the Company that through the date of this Amendment, neither the Underwriter nor any of its affiliates has made any offer or sale of the Securities and the offering price in connection with the Securities has not been determined.  The Representative covenants with the Company that it will promptly notify the Company in writing following any offer or sale of the Securities or the determination of the offering price of the Securities.

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Section 8.  Confidentiality.  The Company agrees that (i) this Amendment and all the information contained therein (together, the “Confidential Information”) will be kept confidential and shall not be disclosed, in whole or in part, to any person other than to its counsel, its independent auditors and any party that is required to deliver documentation in connection with any closing pursuant to the Amended Agreement (each, a “Company Representative”), (ii) the Company will require each Company Representative to keep the Confidential Information confidential and not to disclose the Confidential Information to any person and (iii) the Company shall be responsible for any breach of Section 8 by each Company Representative.

In the event the Company is requested or required to disclose any of the Confidential Information, (i) the Company will provide the Underwriter with prompt notice of such request or requirement, (ii) the Company will furnish only that portion of the Confidential Information which is legally required, in the opinion of its counsel, and (iii) the Company will exercise its reasonable best efforts to obtain a protective order, confidential treatment or other reliable assurance that confidential treatment will be accorded such portion of the Confidential Information furnished pursuant to clause (ii) unless such portion of the Confidential Information is required, in the opinion of its counsel, to be disclosed to the public.

Section 9.  Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 10.  The Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.  Counterparts.  This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 12.  No Other Agreements.  The parties hereto acknowledge that the Original Agreement, as amended by this Amendment, represents the sole understanding and agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements that may have existed.

Section 13.  Original Agreement Effectiveness.  Other than the modifications of the Original Agreement contemplated herein, all other terms and provisions of the Original Agreement shall remain in full force and effect.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

Very truly yours,

UTSTARCOM, INC.

By:		/s/ Michael Sophie
	Name:	Michael Sophie
	Title:	Senior Vice President of Finance &
Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	Paul A. Phillips, Managing Director

By:	/s/ Paul A. Phillips
Authorized Signatory

Exhibit A

[The Final Prospectus, as defined in Section 1(a)(i) of the Amendment, is attached hereto as Exhibit A.]